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                                                               Exhibit No. 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 18, 1997 accompanying the financial statements of Pivot Rules, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus (Registration No. 333-22895). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Summary Financial Information," "Selected Financial Data," "Change in Accountants," and "Experts."

/s/ Grant Thornton LLP

GRANT THORNTON LLP

New York, New York
May 1, 1997